September 12, 2003



Securities and Exchange Commission
Washington, D.C. 20549

Re:  PCS Research Technology, Inc.
     File No. 0-25449

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of PCS Research Technology, Inc. filed September 12, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ GRANT THORNTON LLP